CONSUMER PORTFOLIO SERVICES, INC.

RENEWABLE UNSECURED SUBORDINATED NOTE SUBSCRIPTION AGREEMENT

To purchase a renewable unsecured subordinated note(s), please complete this form and write a check made payable to CONSUMER PORTFOLIO SERVICES, INC.  Send this form along with your check and any other documents requested below to CONSUMER PORTFOLIO SERVICES, INC., 19500 JAMBOREE ROAD, IRVINE, CA  92612.  If you have any questions, please call CONSUMER PORTFOLIO SERVICES, INC. at 866-[___]-[____].

NOTE PURCHASE AMOUNT (minimum principal amount of $1,000 per note)

INTEREST PAYMENT SCHEDULE (please select one for each note)
Note	Principal
Term	Amount	Monthly*	Quarterly	Semi-Annually	Annually	Maturity

Three Month	$___________	[ ]	[ ]	N/A	N/A	[ ]
Six Month	$___________	[ ]	[ ]	[ ]	N/A	[ ]
One Year	$___________	[ ]	[ ]	[ ]	[ ]	[ ]
Two Year	$___________	[ ]	[ ]	[ ]	[ ]	[ ]
Three Year	$___________	[ ]	[ ]	[ ]	[ ]	[ ]
Four Year	$___________	[ ]	[ ]	[ ]	[ ]	[ ]
Five Year	$___________	[ ]	[ ]	[ ]	[ ]	[ ]
Ten Year	$___________	[ ]	[ ]	[ ]	[ ]	[ ]

TOTAL	$___________ *Monthly payment date (e.g. 1st, 15th, etc.)_____________________

FORM OF OWNERSHIP (please select one)

[ ] INDIVIDUAL INVESTOR (with optional beneficiary)	[ ] CUSTODIAN FOR A MINOR

[ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
[ ] OTHER IRA, SEP, 401(k), 403(b),
 Keogh, trust, corporation, partnership, etc.

(Please include with this form a trust resolution
or the appropriate corporation or partnership
documents authorizing you to make this
investment.)

NOTE PURCHASER

Full Name of Individual Investor/First Joint Tenant/Minor/Entity/Administrator/Trustee

First Name	Middle name	Last name	Social Security Number/Tax ID Number	Birthdate (if applicable)

Full Name of Beneficiary/Second Joint Tenant/Custodian (if applicable)

First Name	Middle name	Last name	Social Security Number/Tax ID Number	Birthdate (not required for custodians)

Other Family Consumer Portfolio Services Note Investors ______________________________________________________________

PRIMARY ADDRESS (Original correspondence will be sent to this address.)

Individual Investor, IRA Administrator, Trustee, Custodian, Partnership, etc,

Address

City	State	Zip

Daytime Phone (Include Area Code)	Evening Phone (Include Area Code)

SECONDARY ADDRESS (Optional--copies of correspondence will be sent to this address.)

Beneficiary, IRA Owner, Joint Tenant, Partner, etc.

Address

City	State	Zip

Daytime Phone (Include Area Code)	Evening Phone (Include Area Code)

DIRECT DEPOSIT  Consumer Portfolio Services will electronically deposit your principal and interest payments to the account listed on your Direct Deposit Form.  Please complete and sign the reverse side of this form for automatic deposit to either your checking or savings account.

PASSWORD  When you call Consumer Portfolio Services, Inc. to discuss your investment, you may be asked to verify your identification by answering the following question.
What is your mother's maiden name? _____________________________________________________________

CERTIFICATION Under penalties of perjury, I hereby declare and certify that: (i) I am a bona fide resident of the state listed in the primary mailing address; (ii) I have received and read the prospectus (and all documents incorporated by reference into the prospectus) provided by Consumer Portfolio Services, Inc. and understand the risks associated with this investment; (iii) I have determined that this investment is suitable for me; (iv) I understand that the notes are an obligation of Consumer Portfolio Services, Inc. only and are not bank certificates of deposit and are not guaranteed or insured by the FDIC or any other entity, the notes are illiquid and do not trade in a secondary market, and that I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing the notes; (v) the social security number or tax identification number listed above is correct; and (vi) I am not subject to backup withholding, either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or I have been notified that I am no longer subject to backup withholding.  I understand that my purchase offer is subject to the terms contained in the prospectus, may be rejected in whole or in part and will not become effective until accepted by Consumer Portfolio Services, Inc.

____________________________________________________________________________________________
Signature of Individual Investor/First Joint Tenant/Custodian/Authorized PersonDate

____________________________________________________________________________________________
Signature of Second Joint Tenant (if applicable)Date

Office Use Only  ACTP____  DATE____  COMM____  ADVR____  SHDB____ SALU_____

[CPS Logo]

DIRECT DEPOSIT

__________________

Direct Deposit Account Information (please check one)

[   ]           I currently receive direct deposit payments from an existing CPS note. Please deposit all principal and interest payments for this new note into the same account.

[   ]           Please deposit my payments into the account listed below. (If this option is chosen, the account owner must attach a VOIDED check -- or deposit slip if this is a savings account -- to the bottom of this form.)

_____________________________________________________________________________________________

Account Owner Name(s)

__________________________________________   [   ] Checking   [   ] Savings    [   ] Other

Account Number

[  ][  ][  ][  ][  ][  ][  ][  ][  ]             __________________________________       ____________________________

Bank Routing Number (9 digits)            Bank Name                                Branch Location

Some financial institutions (e.g. brokerage firms, custodians, mutual savings banks, credit unions, money market funds, etc.) also require "for further credit" information to correctly indentify direct deposit accounts. If your financial institution requires this additional information, please list it below. If you are unsure if this additional information is required, please call your financial institution.

For further credit:________________________________________________

DIRECT DEPOSIT AUTHORIZATION

As the investor of record and authorized signatory of the account listed above, I hereby authorize Consumer Portfolio Services, Inc., its affiliates, or its agents (collectively referred to hereinafter as "CPS") to deposit interest and principal payments owed to me, by initiating credit entries in the account to my financial institution listed on this form. Further, I authorize my financial institution to accept and to credit any credit entries initiated by CPS to the listed account. In the event of an erroneous credit entry, I also authorize CPS to debit the account for an amount not to exceed the original amount of the erroneous credit.

This authorization is to remain in full force and effect until CPS and myfinancial institution have received written notice from me of its termination in such time and in such manner as to afford CPS and my financial institution reasonable opportunity to act on it. In the event the listed account is closed I will promptly notify CPS of an alternate account into which payments can be made.

By:_____________________________________________________

               Authorized Signature                                   Date

Mail to:

Consumer Portfolio Services, Inc.
19500 Jamboree Road
Irvine, CA  92612

ATTACH VOIDED CHECK or DEPOSIT SLIP HERE